Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of SofTech, Inc. on Form S-8 (File Nos. 33-5782, 33-80746, 333-61427 and 333-61417)
and on Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759) and in the related Prospectuses of our report dated August 19, 1999, with respect to the consolidated financial statements and schedule of SofTech, Inc. included in this Annual Report on Form 10-K for the year ended May 31, 1999.

                                                /s/ Ernst & Young LLP

Grand Rapids, Michigan
August 25, 1999


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